Exhibit 99.1

PCTEL Achieves $26.5 Million in Third Quarter Revenue

BLOOMINGDALE, IL. – November 3, 2015 — PCTEL, Inc. (NASDAQ:PCTI), a leader in Performance Critical Telecom solutions, announced its 2015 third quarter results.

Quarter Highlights

$26.5 million in revenue for the quarter, a decrease of five percent from the same period last year.

Gross profit margin of 33 percent in the quarter, compared to 41 percent for the same period last year.

GAAP operating margin of negative eight percent for the quarter, compared to operating margin of eight percent for the same period last year.

GAAP net loss of $(1.1) million for the quarter, or $(0.06) per diluted share, compared to net income of $2.2 million, or $0.12 per diluted share for the same period last year.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin of half a percent in the quarter, compared to 12 percent in the same period last year.

Non-GAAP net income of $108,000 or $0.01 per diluted share in the quarter, compared to $2.9 million or $0.16 per diluted share in the same period last year.

$34.3 million of cash and short-term investments at September 30, 2015, a decrease of approximately $6.9 million from the preceding quarter. Free cash flow in the quarter was $461,000, comprised of $747,000 in cash flow from operations and $286,000 of capital spending. During the quarter the Company repurchased 1,114,000 shares of its common stock for approximately $6.9 million, and paid a regular quarterly dividend of $911,000.

“We made progress in our antenna and scanning receiver equipment business,” said Marty Singer, PCTEL’s Chairman and CEO. “At the same time our engineering services operations continue to weather the downturn in carrier spending and we are investing resources into our data analytics software product line. We expect our engineering services to expand with renewed spending during the fourth quarter and our data analytics investment to generate revenue in 2016,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 13775112. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 13775112.

About PCTEL

PCTEL, a global provider of RF expertise, delivers Performance Critical Telecom solutions to the wireless industry. PCTEL benchmarks and optimizes wireless networks with its data tools, engineering services, and RF products. PCTEL’s antennas and site solutions are vital elements for networks serving SCADA, fleet management, health care, public safety, and education.

PCTEL’s RF Solutions products and services improve the performance of wireless networks globally. PCTEL’s performance critical products include its MXflex®, IBflex®, and EXflex® SeeGull® scanning receivers and related SeeHawk® Touch, SeeHawk® Collect, and SeeWave™ tools. PCTEL’s sophisticated engineering services utilize these products as well as the SeeHawk™ Analytics portfolio (Network Analytics, Subscriber Analytics, Map Analytics, and Business Intelligence).

PCTEL Connected Solutions designs and delivers performance critical antennas and site solutions for public and private wireless networks globally. PCTEL’s performance critical antenna solutions include high rejection and high performance GPS and GNSS products, the industry leading Yagi portfolio, mobile and indoor LTE, broadband, and LMR antennas and PIM-rated antennas for transit, in-building, and small cell applications. We leverage our design, logistics, and support capabilities to deliver performance critical antenna and site solutions into carrier, railroad, utility applications, oil and gas, and other vertical markets.

PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites: www.pctel.com, www.antenna.com, or www.rfsolutions.pctel.com

PCTEL Safe Harbor Statement

This press release and our related comments in our third quarter earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, new products and features, expectations regarding the future growth of our antenna and wireless RF businesses, and demand for engineering services are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the customer demand for these types of products and services generally, PCTEL’s ability to successfully grow the wireless products business, and its ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800
Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	September 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$12,887	$20,432
Short-term investment securities	21,428	39,577
Accounts receivable, net of allowance for doubtful accounts of $119 and $121 at September 30, 2015 and December 31, 2014, respectively	20,643	23,874
Inventories, net	17,187	16,358
Deferred tax assets, net	2,279	2,281
Prepaid expenses and other assets	2,440	1,757

Total current assets	76,864	104,279

Property and equipment, net	14,042	14,842
Goodwill	3,493	161
Intangible assets, net	12,434	2,637
Deferred tax assets, net	10,348	9,710
Other noncurrent assets	36	40

TOTAL ASSETS	$117,217	$131,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,631	$5,495
Accrued liabilities	6,430	10,211

Total current liabilities	12,061	15,706

Other long-term liabilities	930	448

Total liabilities	12,991	16,154

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,815,573 and 18,571,419 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	18	19
Additional paid-in capital	137,768	145,462
Accumulated deficit	(33,619)	(30,101)
Accumulated other comprehensive income	59	135

Total stockholders’ equity	104,226	115,515

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$117,217	$131,669

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES	$26,526	$27,932	$80,477	$77,769
COST OF REVENUES	17,896	16,538	52,067	45,943

GROSS PROFIT	8,630	11,394	28,410	31,826

OPERATING EXPENSES:
Research and development	2,863	2,659	8,506	8,970
Sales and marketing	3,603	3,054	10,558	9,312
General and administrative	2,847	3,120	9,513	9,822
Amortization of intangible assets	1,125	465	2,963	1,503
Restructuring charges	413	0	852	0

Total operating expenses	10,851	9,298	32,392	29,607

OPERATING INCOME (LOSS)	(2,221)	2,096	(3,982)	2,219
Other income, net	534	207	2,783	738

INCOME (LOSS) BEFORE INCOME TAXES	(1,687)	2,303	(1,199)	2,957
Expense (benefit) for income taxes	(625)	85	(451)	340

NET INCOME (LOSS)	($1,062)	$2,218	($748)	$2,617

Net Income (Loss) per Share:
Basic	($0.06)	$0.12	($0.04)	$0.14
Diluted	($0.06)	$0.12	($0.04)	$0.14

Weighed Average Shares:
Basic	17,626	18,112	18,059	18,155
Diluted	17,626	18,271	18,059	18,346

Cash dividend per share	$0.05	$0.04	$0.15	$0.12

PCTEL, INC.

P&L INFORMATION BY SEGMENT (unaudited)

(in thousands)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$17,450	$9,115	($39)	$26,526	$52,903	$27,749	($175)	$80,477

GROSS PROFIT	4,729	3,894	7	8,630	15,588	12,802	20	28,410

OPERATING INCOME (LOSS)	$1,160	($1,058)	($2,323)	($2,221)	$4,255	($181)	($8,056)	($3,982)

	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$18,697	$9,283	($48)	$27,932	$52,409	$25,578	($218)	$77,769

GROSS PROFIT	5,803	5,584	7	11,394	16,635	15,171	20	31,826

OPERATING INCOME (LOSS)	$2,262	$2,492	($2,658)	$2,096	$5,278	$5,150	($8,209)	$2,219

Reconciliation of GAAP to non-GAAP Results (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating Income (Loss)	($2,221)	$2,096	($3,982)	$2,219

(a) Add:
Amortization of intangible assets	1,125	465	2,963	1,503
Restructuring:
-Cost of Goods Sold	132	0	246	0
-Restructuring	413	0	852	0
TelWorx investigation:
-General & Administrative	9	188	100	686
Legal settlement:
-General & Administrative	0	0	0	75
Stock Compensation:
-Cost of Goods Sold	115	112	244	315
-Engineering	99	149	244	509
-Sales & Marketing	230	155	370	491
-General & Administrative	206	315	534	1,263

	2,329	1,384	5,553	4,842

Non-GAAP Operating Income	$108	$3,480	$1,571	$7,061

% of revenue	0.4%	12.5%	2.0%	9.1%

Reconciliation of GAAP net loss to non-GAAP net income (b)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income (Loss)	($1,062)	$2,218	($748)	$2,617

Adjustments:
(a) Non-GAAP adjustment to operating income	2,329	1,384	5,553	4,842
(b) Other income related to SEC investigation of TelWorx	(10)	(188)	(99)	(660)
(b) Legal Settlement - Amendment to Nexgen APA	(500)	0	(2,660)	0
(b) Legal Settlement - other	0	0	0	(75)
(b) Income Taxes	(649)	(545)	(738)	(932)

	1,170	651	2,056	3,175

Non-GAAP Net Income	$108	$2,869	$1,308	$5,792

Non-GAAP Earning per Share:
Basic	$0.01	$0.16	$0.07	$0.32
Diluted	$0.01	$0.16	$0.07	$0.32

Weighed Average Shares:
Basic	17,626	18,112	18,059	18,155
Diluted	17,809	18,271	18,428	18,346

This schedule reconciles the Company’s GAAP operating loss and GAAP net loss to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.
(b)	These adjustments include the items described in footnote (a) as well as other income for insurance claims related to the SEC investigation of TelWorx, legal settlements, and non-cash income tax expense.

Reconciliation of GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a)

(in thousands except per share information)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
Operating Income (Loss)	$1,160	($1,058)	($2,323)	($2,221)	$4,255	($181)	($8,056)	($3,982)

Add:
Amortization of intangible assets	195	930	0	1,125	655	2,308	0	2,963
TelWorx investigation:
-General & Administrative	0	0	9	9	0	0	100	100
Restructuring:
-Cost of Goods Sold	132	0	0	132	246	0	0	246
-Restructuring charges	113	300	0	413	538	314	0	852
Stock Compensation:
-Cost of Goods Sold	40	75	0	115	54	190	0	244
-Engineering	(5)	104	0	99	55	189	0	244
-Sales & Marketing	88	142	0	230	173	197	0	370
-General & Administrative	16	44	146	206	6	43	485	534

	579	1,595	155	2,329	1,727	3,241	585	5,553

Non-GAAP Operating Income (Loss)	$1,739	$537	($2,168)	$108	$5,982	$3,060	($7,471)	$1,571

	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
Operating Income (Loss)	$2,262	$2,492	($2,658)	$2,096	$5,278	$5,150	($8,209)	2,219

Add:
Amortization of intangible assets	261	204	0	465	891	612	0	1,503
TelWorx investigation:
-General & Administrative	0	0	188	188	0	0	686	686
Legal settlement:
-General & Administrative	0	0	0	0	0	0	75	75
Stock Compensation:
-Cost of Goods Sold	58	54	0	112	157	158	0	315
-Engineering	63	86	0	149	229	280	0	509
-Sales & Marketing	122	33	0	155	401	90	0	491
-General & Administrative	54	31	230	315	202	98	963	1,263

	558	408	418	1,384	1,880	1,238	1,724	4,842

Non-GAAP Operating Income (Loss)	$2,820	$2,900	($2,240)	$3,480	$7,158	$6,388	($6,485)	$7,061

This schedule reconciles the Company’s GAAP operating income (loss) by segment to its non-GAAP operating income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.